Exhibit 99.1

BRISTOW GROUP INC. ANNOUNCES CASH TENDER OFFER FOR ITS 8.75%

SENIOR SECURED NOTES DUE 2023

HOUSTON, August 12, 2019 – Bristow Group Inc. (OTC: BRSWQ) (“Bristow” or the “Company”) announced today that it has commenced a cash tender offer (the “Tender Offer”) to purchase the notes identified in the table below (the “Notes”) up to an aggregate principal amount of the Notes that, together with accrued and unpaid interest to, but not including, the settlement date equals $75,000,000 (subject to increase or decrease by the Company, as permitted by the Chapter 11 Matters, including the consent rights of the Required RSA Parties on the terms set forth in the RSA (each as defined herein), the “Aggregate Maximum Tender Amount”).

Title of Notes	CUSIP/ISIN Numbers(1)	Aggregate Principal Amount Outstanding	Tender Offer Consideration(2)
8.75% Senior Secured Notes due 2023	144A: 110394 AG8 /US110394AG86	$350,000,000	$1,000
	Reg S: U1104M AB7 /USU1104MAB73

(1)

No representation is made as to the correctness or accuracy of the CUSIP/ISIN numbers listed in the table above or printed on the Notes. They are provided solely for the convenience of holders of the Notes.

(2)

Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by the Company. Excludes accrued and unpaid interest which will be paid on Notes accepted for purchase at the non-default rate. In no event will holders who tender their Notes in the Tender Offer be entitled to any make-whole or other premium. The Notes are currently redeemable at the Company’s option at a price equal to par plus a make-whole premium described in the indenture governing the Notes.

The terms and conditions of the Tender Offer are described in an Offer to Purchase dated August 12, 2019 (the “Offer to Purchase”). The amount of the Notes to be purchased may be prorated as set forth in the Offer to Purchase.

The Tender Offer will expire at midnight, New York City time, at the end of the day on September 9, 2019, or any other date and time to which the Company extends such Tender Offer (such date and time, as it may be extended, the “Expiration Date”), unless earlier terminated. No tenders of Notes submitted after the Expiration Date will be valid.

Subject to the terms and conditions of the Tender Offer, the consideration for each $1,000 principal amount of Notes validly tendered (and not validly withdrawn) before the Expiration Date and accepted for purchase pursuant to the Tender Offer will be the tender offer consideration for the Notes as set forth in the table above (the “Tender Offer Consideration”).

In addition to the Tender Offer Consideration, all holders of Notes accepted for purchase pursuant to the Tender Offer will, on the settlement date, also receive accrued and unpaid interest on such Notes accepted for purchase to, but not including, the settlement date. For the avoidance of doubt, regardless of whether holders of the Notes tender their Notes in the Tender Offer, record holders of the Notes as of the close of business on August 15, 2019 will be entitled to receive the interest payment due and payable on the Notes on September 1, 2019 (which will be paid on September 3, 2019, the next succeeding business day), and any interest which accrues with respect to any period prior to, but excluding, September 1, 2019 shall not constitute accrued and unpaid interest for purposes of determining the amount of Notes to be purchased pursuant to the Tender Offer. In no event will holders who tender their Notes be entitled to any make-whole or other premium. The Notes are currently redeemable at the Company’s option at a price equal to par plus a make-whole premium described in the indenture governing the Notes.

The Company will purchase any Notes that have been validly tendered and not validly withdrawn at or prior to the Expiration Date and that it accepts for purchase, subject to all conditions to the Tender Offer having been either satisfied or waived (if permitted) by the Company, promptly following the Expiration Date, subject to the Aggregate Maximum Tender Amount and proration. The settlement date is expected to occur on September 11, 2019, the second business day following the Expiration Date. Notes accepted on the settlement date will be accepted subject to the Aggregate Maximum Tender Amount and proration.

On May 11, 2019, the Company and certain of its subsidiaries (collectively, the “Company Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). In connection with the Chapter 11 Cases, the Company Debtors entered into a restructuring support agreement on May 10, 2019, with (i) certain holders of the Notes and (ii) the guarantors of the Notes to support the Company’s restructuring in the Chapter 11 Cases (as amended and restated on June 27, 2019, and further amended on July 24, 2019, the “RSA”). The RSA currently contemplates that in connection with the restructuring of the Company in the Chapter 11 Cases, the Company Debtors will enter into a superpriority senior secured debtor-in-possession credit facility (the “DIP Facility”), a portion of which is expected to be funded by an ad hoc group of holders of the Notes. The RSA contemplates, and the DIP Facility would require, that a portion of the borrowings under the DIP Facility would be used to fund the Tender Offer, including the Company’s payments of the Tender Offer Consideration (as defined herein) (including accrued interest) and fees and expenses payable in connection with the Tender Offer.

The agreements (including the RSA and the DIP Facility), instruments, consents and approvals necessary to effectuate the restructuring of the Company in the Chapter 11 Cases and any requirements, orders, restrictions or prohibitions that may be imposed by the Bankruptcy Code or the Bankruptcy Court, or otherwise arise in connection with the Chapter 11 Cases, are collectively referred to in this press release as the “Chapter 11 Matters.”

Although there is a commitment in place with respect to the DIP Facility, such facility is ultimately subject to approval by the Bankruptcy Court, which has not yet been obtained. The Company’s obligation to complete the Tender Offer is conditioned upon the execution of the DIP Facility, following approval by the Bankruptcy Court, and the receipt of funds thereunder sufficient to pay the Tender Offer Consideration (including accrued interest) and related fees and expenses. The Company currently anticipates that the Bankruptcy Court will approve the DIP Facility on August 21, 2019, and that funding of the DIP Facility will occur on August 26, 2019, but such dates are subject to change and the Company cannot assure holders that the DIP Facility will be approved or funded.

Withdrawal rights with respect to the Tender Offer will terminate on the Expiration Date. Accordingly, following the Expiration Date, any Notes validly tendered (regardless of the date of tender) may no longer be validly withdrawn. Subject to applicable law and the Chapter 11 Matters, including the consent rights of the Required RSA Parties (as defined in the Plan (as defined in the

RSA)) on the terms set forth in the RSA, the Company may (i) extend or otherwise amend Expiration Date with respect to the Tender Offer or (ii) increase or decrease the Aggregate Maximum Tender Amount or the Tender Offer Consideration. If the Company increases or decreases the Aggregate Maximum Tender Amount or the Tender Offer Consideration, and there are fewer than ten business days remaining from and including the date of the announcement of such modification to the Expiration Date, the Company will extend the Expiration Date of the Tender Offer so that at least ten business days remain until the Expiration Date of the Tender Offer. In the event of the termination or withdrawal of the Tender Offer, any Notes tendered pursuant to the Tender Offer and not previously accepted and purchased will be promptly returned to the tendering holders.

Full details of the terms and conditions of the Tender Offer are described in the Offer to Purchase, which is being sent by the Company to holders of the Notes. Holders of the Notes are encouraged to read the Offer to Purchase, and the documents incorporated by reference therein, as they contain important information regarding the Tender Offer.

Additional information regarding the Chapter 11 Cases is available at http://www.bristowgroup.com/restructuring. Court filings and information about the claims process are available at https://cases.primeclerk.com/Bristow. Information contained on, or that can be accessed through, such web sites is not part of, and is not incorporated into, this press release. Questions should be directed to the Company’s claims agent, Prime Clerk, by email to bristowinfo@primeclerk.com or by phone at +1 844-627-6967 (toll free) or +1 347-292-3534 (toll).

Questions about the Tender Offer or the procedures for tendering Notes and requests for additional copies of the Offer to Purchase or the documents incorporated by reference therein should be directed to D.F. King & Co., Inc., the tender agent and information agent for the Tender Offer, at (212) 269-5550 (for banks and brokers only) or (800) 967-4617 (toll-free) (for all others) or Bristow@dfking.com.

None of the Company, its directors or officers, the tender and information agent or the trustee and collateral agent with respect to the Notes or any of the Company’s affiliates is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Notes and, if so, the principal amount of Notes as to which action is to be taken.

The Tender Offer is only being made pursuant to the Offer to Purchase. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offer. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer is required to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of the Company by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About the Company

Bristow Group Inc. is the world’s leading industrial aviation service provider offering helicopter transportation, search and rescue (SAR) and aircraft support services to government and civil organizations worldwide. Bristow’s strategically located global fleet supports operations in the North Sea, Nigeria and the U.S. Gulf of Mexico; as well as in most of the other major offshore oil and gas producing regions of the world, including Australia, Brazil, Canada, Guyana and Trinidad. Bristow provides SAR services to the private sector worldwide and to the public sector for all of the U.K. on behalf of the Maritime and Coastguard Agency.

Forward-Looking Statements

This press release contains certain forward-looking information and forward-looking statements as defined in applicable securities laws (collectively referred to as “forward-looking statements”). Forward-looking statements include: statements regarding the terms and timing for completion of the Tender Offer, including the acceptance for purchase of any Notes validly tendered and the expected Expiration Date and settlement dates thereof; the timing and approval of the DIP Facility by the Bankruptcy Court and the funding of the DIP Facility; the potential increase or decrease to the Aggregate Maximum Tender Amount; the potential increase or decrease to the Tender Offer Consideration; and the satisfaction or waiver of certain conditions of the Tender Offers.

Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause actual results to vary include, but are not limited to, the Chapter 11 Matters, including the consent rights of the Required RSA Parties on the terms set forth in the RSA, conditions in financial markets, investor response to the Company’s Tender Offer, and other risk factors as detailed from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission.

Readers are cautioned against unduly relying on forward-looking statements. Forward-looking statements are made as of the date of the relevant document and, except as required by law, the Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise.

Contact:

Global Media Relations

Adam Morgan

Director, Global Communications

+1 832.783.7927

Adam.morgan@bristowgroup.com

Reevemark

Paul Caminiti/Hugh Burns/Delia Cannan

+1 212.433.4600

BristowGroup@reevemark.com

Investor Relations

Linda McNeill

Director, Investor Relations

+1 713.267.7622

Linda.mcneill@bristowgroup.com